UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 23, 2012


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                       1-3390                 04-2260388
(State or other jurisdiction of   (Commission            (I.R.S. Employer
 incorporation)                   File Number)          Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders was held on April 23, 2012 in Waltham, Massachusetts. Three items were submitted to a vote as described in Seaboard's Proxy Statement dated March 9, 2012. The following table briefly describes the proposals and results of the stockholders' vote.

                                             Votes in      Votes
                                             Favor        Withheld

1. To elect the following persons as directors:

   Steven J. Bresky                          1,058,110      92,744
   David A. Adamsen                          1,081,621      69,233
   Douglas W. Baena                          1,066,183      84,671
   Joseph E. Rodrigues                       1,081,602      69,252
   Edward I. Shifman, Jr.                    1,050,481     100,373

                                             Votes in      Votes       Votes
                                             Favor        Against    Abstaining

2. Proposal to encourage management to          11,501   1,054,909     84,444
   create and announce a plan for phasing
   out the confinement of breeding pigs in
   gestation crates.

                                             Votes in      Votes       Votes
                                             Favor        Against    Abstaining

3. To ratify selection of KPMG LLP as        1,189,322       1,294        538
   independent auditors for 2012.

There were 40,300 broker non-votes each with respect to the election of directors and proposal to encourage management to create and announce a plan for phasing out the confinement of breeding pigs in gestation crates. There were no broker non-votes with respect to the selection of independent auditors.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  April 25, 2012

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer


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